Exhibit 23.1
                                                     Conformed Copy




                  Consent of Independent Auditors





We consent to the reference of our firm under the caption "Experts" and to the use of our report dated August 26, 1996, with respect to the consolidated financial statements of Del Monte Foods Company included in the Registration Statement (Form S-4) and related Prospectus of Del Monte Foods Company for the registration of $150,000,000 of Senior Subordinated Notes due 2007.

                                /s/ ERNST & YOUNG LLP



San Francisco, California
June 6, 1997


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